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                                                                    EXHIBIT 24.2



                        CONSENT OF INDEPENDENT AUDITORS
                         TO INCORPORATION BY REFERENCE



The Board of Directors
GAINSCO, INC.:



We consent to incorporation by reference in the registration statement (No. 33-48634) on Form S-8 of GAINSCO, INC. of our report dated February 24, 1997, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996 annual report on Form 10-K of GAINSCO, INC.



                                        /s/ KPMG PEAT MARWICK LLP
                                        ----------------------------
                                            KPMG Peat Marwick LLP





Dallas, Texas
March 11, 1997